Exhibit 99.1

3003 Tasman Drive Santa Clara, CA  95054

For release at 1:00 P.M. (PDT)	Contact:
April 22, 2004	Lisa Bertolet	Meghan O’Leary
	Investor Relations	Public Relations
	(408) 654-7282	(415) 512-4263

SILICON VALLEY BANCSHARES’ FIRST QUARTER RESULTS SHOW CONTINUED STRONG PERFORMANCE

The Company Exceeds Guidance with Strong Credit Quality, Rising Global Financial Services Income, and Healthy Client Investment Fee Income

SANTA CLARA, Calif. —April 22, 2004 — Silicon Valley Bancshares today announced earnings per diluted common share (EPS) of $0.38 for the first quarter of 2004, exceeding EPS guidance of $0.31 to $0.35 given on January 29, 2004.  EPS were $0.26 and $(0.44) in the first and fourth quarters of 2003, respectively.  In the fourth quarter of 2003, the company recognized a $46.0 million impairment of goodwill charge, which net of taxes, reduced EPS by $0.78.

Net income totaled $14.0 million for the quarter ended March 31, 2004, an increase of $29.3 million from the fourth quarter of 2003.  Net income for the first quarter of 2003 was $10.4 million.

First Quarter Highlights

•                  Credit quality remained good with first quarter net charge-offs of $1.2 million and nonperforming loans (NPLs) at 0.7 percent of total gross loans, resulting in a $0.0 million provision.

•                  Quarterly average deposits are at their highest level in nearly three years at $3.6 billion, an increase of $168.9 million, or 4.9 percent, from the fourth quarter of 2003.

•                  Noninterest income increased by $6.1 million primarily due to increases in client investment fees, foreign exchange fee income, and corporate finance fees generated from SVB Alliant, formerly Alliant Partners, the company’s investment banking subsidiary.

•                  Average loans at $1.8 billion in the first quarter increased slightly quarter over quarter.

•                  Income from client warrants was stable, totaling $2.9 million in the first quarter of 2004, a slight decrease from the fourth quarter of 2003.

“We’ve spent the last three years diversifying and expanding our core business in order to meet clients’ needs at all stages of their growth,” said Kenneth P. Wilcox, president and CEO.  “Deposits are at a three-year high, and warrant gains are returning to 2001 levels, as a result of better funding and better valuations among our early stage companies, and greater liquidity among our larger clients.  Our strategy has also led to a 33 percent quarterly increase in foreign exchange revenue, rising client investment fees, and greater distributions from our funds.

“Persistent focus on adding new clients as well as complementary products and services has strengthened our position as the financial partner of choice for early stage companies, and we are increasing our base of established ‘Corporate Technology’ clients while maintaining our credit quality.”

Assets and Deposits

At March 31, 2004, period-end total assets were $4.5 billion, up $26.9 million, or 0.6 percent from December 31, 2003 and up $504.2 million, or 12.6 percent, from March 31, 2003.  Loans, net of unearned income, were $2.0 billion at March 31, 2004 and at December 31, 2003 and $2.1 billion at March 31, 2003.

Average deposit balances increased $168.9 million or 4.9 percent from the fourth quarter of 2003 to $3.6 billion.  Period-end total deposits, at $3.7 billion, remained stable from December 31, 2003, and increased $425.2 million from March 31, 2003.  Client funds invested in private label investments, sweep products and assets under management, at $10.0 billion, increased $0.7 billion, or 7.2 percent, from $9.3 billion at December 31, 2003, and increased $1.9 billion, or 23.1 percent, from $8.1 billion at March 31, 2003.  Average client investment fund balances increased to $9.6 billion for the first quarter of 2004, up from $8.8 billion for the fourth quarter of 2003.  This represented the second consecutive quarter-over-quarter increase in three years.

Income

Net interest income, at $50.8 million, increased $2.9 million from the fourth quarter of 2003 to the first quarter of 2004, and increased $2.8 million from the first quarter of 2003.  Fourth quarter of 2003 net interest income was negatively impacted by $1.3 million of deferred issuance costs related to redemption of $40.0 million in 8.25% Trust Preferred Securities.  The fourth quarter net interest margin was decreased by 13 basis points due to the recognition of these deferred issuance costs.  Net interest margin increased in the first quarter to 5.2 percent from 5.0 percent in the fourth quarter of 2003.

Noninterest income increased $6.1 million to $24.9 million in the first quarter of 2004. The increase resulted primarily from higher corporate finance fees and from gains on the sale of investment securities.  Corporate finance fees were up $2.5 million from the prior quarter.  The company saw an increase in investment gains, as well as stable income from client warrants.  Noninterest income was $17.4 million in the first quarter of 2003.

Investment gains were $1.3 million for the first quarter of 2004, compared to losses of $1.2 million for the fourth quarter of 2003.  Losses on the company’s equity investments, net of minority interest, stabilized at approximately $0.5 million in the first quarter of 2004, unchanged from the fourth quarter of 2003.

Income from client warrants was $2.9 million and $3.0 million in the first quarter of 2004 and the fourth quarter of 2003, respectively.  Based on March 31, 2004 market valuations, the company had $4.6 million in potential pre-tax warrant gains related to 27 companies.  Silicon Valley Bancshares is restricted from exercising many of these warrants until later in 2004.  The company continued to grow its warrant portfolio and took 63 warrants in the first quarter of 2004.  As of March 31, 2004, the company directly held 1,845 warrants in 1,334 companies, had made investments in 263 venture capital funds, and had direct equity investments in 19 companies, many of which are private.  Additionally, Silicon Valley Bancshares has made investments in 20 venture capital funds through its fund of funds, SVB Strategic Investors Fund, L.P., and made direct equity investments in 25 companies through its venture capital fund, Silicon Valley BancVentures, L.P.  Silicon Valley Bancshares is often contractually precluded from taking steps to secure any current unrealized gains associated with many of these equity instruments.  Hence, the amount of income realized by the company from these equity instruments in future periods might vary materially from the current unrealized amount due to fluctuations in the market prices of the underlying common stock of these companies.  Income from the disposition of client warrants is an important component of Silicon Valley Bancshares’ long-term strategy.

Expenses

Noninterest expense totaled $53.2 million in the first quarter of 2004, down from $96.6 million in the fourth quarter of 2003.  As previously discussed, the company recognized a $46.0 million impairment to goodwill charge in the fourth quarter of 2003.  Compensation expense increased from the fourth quarter of 2003 to the first quarter of

2004, partly due to increased incentive compensation expenses associated with improved performance.  First quarter of 2004 noninterest expense increased $3.1 million from the first quarter of 2003.

In the fourth quarter of 2003 the company reversed certain net state income tax benefits taken in the first three quarters of 2003, in response to a California Franchise Tax Board (FTB) announcement on December 31, 2003 relating to new tax shelter regulations.  The company has not and will not reflect any future financial statement REIT tax benefits until this matter has been resolved with the FTB.  Silicon Valley Bancshares and its financial advisors believe that the company’s position with regard to the REIT has merit and the company plans to pursue its tax claims and defend its use of this entity.

Return on average equity was 12.1 percent in the first quarter of 2004, compared to (13.2) percent in the fourth quarter of 2003 and 7.3 percent in the first quarter of 2003.  Return on average assets for the first quarter of 2004 was 1.3 percent, compared to (1.4) percent in the fourth quarter of 2003, and 1.1 percent in the first quarter of 2003.

Credit Quality

Continuing the company’s recent trend of good credit quality, NPLs were $14.0 million or 0.7 percent of total gross loans at March 31, 2004, compared to $12.4 million or 0.6 percent of gross loans at December 31, 2003.  The company recognized net charge-offs of $1.2 million in the first quarter of 2004, due in large part to the recovery of a portion of a non-technology niche loan, which was charged off in 1999.  Net recoveries in the prior quarter were $0.3 million.  Gross charge-offs for the 2004 first quarter totaled $4.1 million, up from $3.3 million for the 2003 fourth quarter.  After a $0.0 million provision, the company’s allowance for loan losses was $63.3 million, or 3.2 percent of total gross loans and 453.2 percent of NPLs at March 31, 2004.  At December 31, 2003, the allowance for loan losses totaled $64.5 million or 3.2 percent of total gross loans and 522.3 percent of NPLs.

Stock Buyback Program and Stockholders’ Equity

The company did not repurchase any shares in the first quarter of 2004.  As of March 31, 2004 the company had repurchased 4.5 million shares totaling $113.2 million, pursuant to its stock repurchase program of up to $160 million, authorized by the board of directors in the second quarter of 2003.

Stockholders’ equity totaled $476.4 million at March 31, 2004, an increase of $29.4 million compared to $447.0 million at December 31, 2003.  Stockholders’ equity increased primarily as a result of the company’s earnings and the exercise of employee stock options and an increase in net unrealized gains on available-for-sale investments.  Both Silicon Valley Bancshares’ and Silicon Valley Bank’s capital ratios were in excess of regulatory guidelines for classification as a well-capitalized depository institution as of March 31, 2004.

Q2 2004 Guidance

Silicon Valley Bancshares currently expects second quarter 2004 earnings to be between $0.37 and $0.41 per share, although actual results may differ.  The forecast assumes no changes in market interest rates, no provision for loan loss expense, an increase in average investment securities, and stable average loans.  In addition, it assumes noninterest income at approximately first quarter levels, slightly higher noninterest expense, a stable economic environment, no dilution from the zero-coupon convertible debt, and no further share repurchases.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The company’s senior management has in the past and might in the future make forward-looking statements orally to analysts, investors, the media and others.  Forward-looking statements are statements that are not historical facts.  Broadly speaking, forward-looking statements include:

•                  projections of our revenues, income, earnings per share, balance sheet, cash flows, capital expenditures, capital structure or other financial items

•                  descriptions of strategic initiatives, plans or objectives of our management for future operations, including pending acquisitions

•                  descriptions of products, services and industry sectors

•                  forecasts of venture capital funding levels

•                  expected levels of provisions for loan losses

•                  forecasts of future economic performance

•                  descriptions of assumptions underlying or relating to any of the foregoing

In this release, Silicon Valley Bancshares makes forward-looking statements discussing our management’s expectations about:

•                  future EPS

•                  future performance and levels of noninterest income and noninterest expense

•                  our ability to manage future risks

•                  returns and growth of our warrant portfolio

•                  future loan balances, growth and yield

•                  future deposit trends

•                  future stock buybacks

•                  future net interest margin and market interest rates

•                  future investment securities balances

•                  future provision for loan losses and net charge-offs

•                  future credit quality

•                  future outcome of REIT tax benefits and uses of the REIT

•                  potential dilution from our zero-coupon convertible debt

You can identify these and other forward-looking statements by the use of words such as “becoming,” “may,” “will,” “should,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends,” or the negative of such terms, or comparable terminology.  Although management believes that the expectations reflected in these forward-looking statements are reasonable, and it has based these expectations on its beliefs, as well as its assumptions, such expectations may prove to be incorrect.  Actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements.

Factors that may cause the second quarter 2004 targets to change include:

•                  adjustments needed in the transaction closing process as required by accounting principles generally accepted in the United States of America

•                  material changes in the state of the economy or the markets served by Silicon Valley Bancshares

•                  material changes in credit quality

•                  material changes in interest rates or market levels.

•                  volatility of the markets served by Silicon Valley Bancshares

For information with respect to factors that could cause actual results to differ from the expectations stated in the forward-looking statements, see the text under the caption “Factors That May Affect Future Results” included under Item 7A of our 2003 Annual Report on Form 10-K.  The company urges investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this discussion and analysis.  All subsequent written or oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.  The forward-looking statements included in this filing are made only as of the date of this filing.  The company does not intend, and undertakes no obligation, to update these forward-looking statements.

Certain reclassifications have been made to prior years results to conform with 2004 presentations.  Such reclassifications had no effect on the company’s results of operations or stockholders’ equity.

Earnings Conference Call

On April 22, 2004, the company will host a conference call at 2:00 p.m. (PDT) to discuss the 2004 first quarter financial results.  The conference call can be accessed by dialing (877) 630-8512 and referencing the passcode “Silicon Valley Bank.”  A live Webcast can be accessed at www.svb.com.  A digitized replay of this conference call will be available beginning at approximately 4:30 p.m. (PDT), on Thursday, April 22, 2004, through 5:00 p.m. (PDT), on Sunday, May 23, 2004, by dialing (888) 562-0227.  A replay of the Webcast will also be available on www.svb.com beginning Thursday, April 22, 2004.

About Silicon Valley Bancshares

For 20 years, Silicon Valley Bancshares, a financial holding company offering diversified financial services, has provided innovative solutions to help entrepreneurs succeed.  The company’s principal subsidiary, Silicon Valley Bank, serves emerging growth and mature companies in the technology, life science, private equity and premium wine industries.  Headquartered in Santa Clara, Calif., and with 26 offices across the country, the company offers clients commercial, investment, merchant and personal banking, as well as private equity and value-added services, using its knowledge and networks.  Merger, acquisition, private placement and corporate partnering services are provided through the company’s investment banking subsidiary, SVB Alliant, formerly Alliant Partners. More information on the company can be found at www.svb.com.

SILICON VALLEY BANCSHARES AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS

STATEMENTS OF INCOME

	For the three months ended
(Dollars in thousands, except per share amounts)	March 31, 2004	December 31, 2003	March 31, 2003
Interest Income:
Loans	$36,632	$36,360	$37,836
Investment Securities:
Taxable	14,023	13,323	10,377
Non-Taxable	1,461	1,491	1,596
Federal Funds Sold and Securities Purchased Under Agreement to Resell	1,444	1,367	830
Total Interest Income	53,560	52,541	50,639

Interest Expense
Deposits	2,014	2,047	2,451
Other Borrowings (1)	726	2,562	210
Total Interest Expense	2,740	4,609	2,661

Net Interest Income	50,820	47,932	47,978
Provision for Loan Losses	17	(3,320)	3,384
Net Interest Income After Provision for Loan Losses	50,803	51,252	44,594

Noninterest Income:
Client Investment Fees	6,268	5,832	6,332
Corporate Finance Fees	4,087	1,627	4,144
Letter of Credit and Foreign Exchange Income	3,729	2,806	3,503
Deposit Service Charges	3,713	3,514	2,876
Income from Client Warrants	2,908	2,997	1,962
Investment Gains (Losses)	1,322	(1,175)	(4,705)
Credit Card Fees	777	759	1,046
Other	2,082	2,409	2,288
Total Noninterest Income	24,886	18,769	17,446

Noninterest Expense:
Compensation and Benefits	34,103	29,388	31,690
Net Occupancy	4,523	4,519	4,402
Professional Services	3,339	3,875	3,439
Furniture and Equipment	2,909	3,731	2,194
Business Development and Travel	1,991	2,906	1,616
Correspondent Bank Fees	1,281	1,134	1,040
Data Processing Services	1,085	879	1,091
Telephone	782	845	778
Postage and Supplies	772	795	584
Tax Credit Fund Amortization	620	561	715
Impairment of Goodwill	—	46,000	—
Trust Preferred Securities Distributions (1)	—	—	281
Other	1,764	1,939	2,278
Total Noninterest Expense	53,169	96,572	50,108

Minority Interest in Net (Gains) Losses of Consolidated Affiliates	(481)	1,438	3,479
Income (Loss) Before Income Taxes	22,039	(25,113)	15,411
Income Tax Expense (Benefit)	8,029	(9,819)	4,993
Net Income (Loss)	$14,010	$(15,294)	$10,418

Earnings (Loss) per Common Share	$0.40	$(0.44)	$0.27
Earnings (Loss) per Diluted Common Share	$0.38	$(0.44)	$0.26

Return on Average Assets (2)	1.3%	(1.4)%	1.1%
Return on Average Equity (2)	12.1%	(13.2)%	7.3%
Weighted Average Shares Outstanding	34,881,263	34,472,844	39,092,153
Weighted Average Diluted Shares Outstanding	36,722,451	34,472,844	39,782,783

(1)          Adoption of FIN No. 46 and SFAS No. 150 in the latter half of 2003 resulted in a change of classification of trust preferred securities distribution expense from noninterest expense to interest expense.

(2)          Quarterly ratios represent annualized net income (loss) divided by quarterly average assets/equity.

SILICON VALLEY BANCSHARES AND SUBSIDIARIES

STATEMENTS OF COMPREHENSIVE INCOME

	For the three months ended
(Dollars in thousands)	March 31, 2004	December 31, 2003	March 31, 2003
Net Income (Loss)	$14,010	$(15,294)	$10,418

Other Comprehensive Income (Loss), Net of Tax:
Change in Unrealized Gains (Losses) on Available-For-Sale Investments:
Unrealized Holding Gains (Losses)	8,025	55	(1,378)
Reclassification Adjustment for Gains Included in Net Income	(2,263)	(1,825)	(1,326)
Other Comprehensive Income (Loss), Net of Tax	5,762	(1,770)	(2,704)
Comprehensive Income (Loss)	$19,772	$(17,064)	$7,714

SILICON VALLEY BANCSHARES AND SUBSIDIARIES

BALANCE SHEETS

(Dollars in thousands, except par value and per share amounts)	March 31, 2004	December 31, 2003	March 31, 2003
Assets:
Cash and Due from Banks	$200,966	$252,521	$145,805
Federal Funds Sold and Securities Purchased Under Agreement to Resell	489,453	542,475	353,182
Investment Securities	1,709,180	1,575,434	1,291,551
Loans:
Gross Loans	2,005,347	2,001,502	2,083,024
Unearned Income on Loans	(12,640)	(12,273)	(12,961)
Loans, Net of Unearned Income	1,992,707	1,989,229	2,070,063
Allowance for Loan Losses	(63,300)	(64,500)	(70,000)
Net Loans	1,929,407	1,924,729	2,000,063
Premises and Equipment	14,316	14,999	16,223
Goodwill	37,549	37,549	100,567
Accrued Interest Receivable and Other Assets	111,384	117,663	80,697
Total Assets	$4,492,255	$4,465,370	$3,988,088

Liabilities, Minority Interest and Stockholders’ Equity:
Liabilities:
Deposits:
Noninterest-Bearing Demand	$2,161,633	$2,186,352	$1,769,916
NOW	27,521	20,897	38,854
Money Market	1,150,791	1,080,559	892,138
Time	336,348	379,068	550,186
Total Deposits	3,676,293	3,666,876	3,251,094
Short-Term Borrowings	9,761	9,124	9,196
Other Liabilities	71,070	87,335	61,020
Long-Term Debt (1)	202,763	204,286	17,538
Total Liabilities	3,959,887	3,967,621	3,338,848

Company Obligated Mandatorily Redeemable Trust Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures (Trust Preferred Securities) (1)	—	—	39,247
Minority Interest in Capital of Consolidated Affiliates	55,935	50,744	43,857
Stockholders’ Equity:
Common Stock, $0.001 Par Value	35	35	39
Additional Paid-In Capital	23,586	14,240	69,649
Retained Earnings	436,144	422,131	487,028
Unearned Compensation	(925)	(1,232)	(2,248)
Accumulated Other Comprehensive Income:
Net Unrealized Gains on Available-for-Sale Investments	17,593	11,831	11,668
Total Stockholders’ Equity	476,433	447,005	566,136
Total Liabilities, Minority Interest and Stockholders’ Equity	$4,492,255	$4,465,370	$3,988,088
Capital Ratios:
Total Risk-Based Capital Ratio	17.6%	16.6%	15.2%
Tier 1 Risk-Based Capital Ratio	13.0%	12.0%	13.9%
Tier 1 Leverage Ratio	10.7%	10.3%	13.1%
Average Stockholders’ Equity as a Percentage of Average Assets (2)	10.5%	10.8%	14.8%
Other Period End Statistics:
Book Value per Share	$13.52	$12.76	$14.56
Full-Time Equivalent Employees	969	969	985
Common Stock Outstanding	35,236,779	35,028,470	38,874,487

(1)                                  Contrary to prior practice, for periods ending after December 15, 2003, in accordance with the provision of FIN No. 46, the company will not consolidate a special purpose trust, which was formed for the purpose of issuing 7.0% Trust Preferred Securities. Therefore, as of December 31, 2003, the company’s junior subordinated debentures of $51.5 million issued to this special purpose trust were classified as long-term debt.

For periods ending prior to December 15, 2003, in accordance with the accounting rules in effect at that time, the company consolidated a special purpose trust, SVB Capital I, formed for the purpose of issuing $40.0 million in 8.25% Trust Preferred Securities. On December 1, 2003, the company redeemed the $40.0 million of 8.25% Trust Preferred Securities.

(2)                                  Represents quarterly average balances for each respective period.

SILICON VALLEY BANCSHARES AND SUBSIDIARIES

AVERAGE BALANCES, RATES AND YIELDS

	For the three months ended March 31,
	2004			2003
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-Earning Assets:
Federal Funds Sold and Securities Purchased Under Agreement to Resell (1)	$541,819	$1,444	1.1%	$248,384	$830	1.4%
Investment Securities:
Taxable	1,515,957	14,023	3.7	1,233,457	10,377	3.4
Non-Taxable (2)	144,413	2,247	6.3	144,727	2,455	6.9
Loans:
Commercial	1,514,123	33,303	8.9	1,547,717	34,241	9.0
Real Estate Construction and Term	96,310	1,236	5.2	100,879	1,437	5.8
Consumer and Other	196,659	2,093	4.3	207,899	2,158	4.2
Total Loans	1,807,092	36,632	8.2	1,856,495	37,836	8.3
Total Interest-Earning Assets	4,009,281	54,346	5.5	3,483,063	51,498	6.0

Cash and Due From Banks	212,335			185,405
Allowance for Loan Losses	(66,103)			(73,094)
Goodwill	37,551			100,571
Other Assets	228,581			198,616
Total Assets	$4,421,645			$3,894,561

Funding Sources:
Interest-Bearing Liabilities:
NOW Deposits	$23,475	25	0.4	$22,214	25	0.5
Regular Money Market Deposits	427,993	537	0.5	306,882	456	0.6
Bonus Money Market Deposits	704,511	891	0.5	609,104	903	0.6
Time Deposits	370,177	560	0.6	558,558	1,067	0.8
Short-Term Borrowings	9,375	70	3.0	9,153	69	3.1
Long-Term Debt (3)	204,067	657	1.3	17,451	141	3.3
Total Interest-bearing Liabilities	1,739,598	2,740	0.6	1,523,362	2,661	0.7
Portion of Noninterest-bearing Funding Sources	2,269,683			1,959,701
Total Funding Sources	4,009,281	2,740	0.3	3,483,063	2,661	0.3

Noninterest-Bearing Funding Sources:
Demand Deposits	2,094,033			1,662,936
Other Liabilities	77,239			57,767
Trust Preferred Securities (3)	—			38,701
Minority Interest in Capital of Consolidated Affiliates	46,968			36,516
Stockholders’ Equity	463,807			575,279
Portion Used to Fund Interest-earning Assets	(2,269,683)			(1,959,701)
Total Liabilities, Minority Interest and Stockholders’ Equity	$4,421,645			$3,894,561

Net Interest Income and Margin		$51,606	5.2%		$48,837	5.7%

Total Deposits	$3,620,189			$3,159,694

(1)                                  Includes average interest-bearing deposits in other financial institutions of $4,536 and $1,311 for the three months ended March 31, 2004 and 2003, respectively.

(2)                                  Interest income on non-taxable investments is presented on a fully taxable-equivalent basis using the federal statutory income tax rate of 35% in 2004 and 2003.  The tax equivalent adjustments were $786 and $859 for the three months ended March 31, 2004 and 2003, respectively.

(3)                                  Adoption of FIN No. 46 and SFAS No. 150 in the latter half of 2003 resulted in a change of classification of Trust Preferred Securities distribution expense from noninterest expense to interest expense. Additionally, the adoption of FIN No. 46, and SFAS No. 150 resulted in a change of classification of Trust Preferred Securities from noninterest bearing funding sources to interest-bearing liabilities. Prior to adoption of FIN No. 46 and SFAS No. 150, in accordance with accounting rules in effect at that time, the company recorded Trust Preferred Securities distribution expense as noninterest expense. On October 30, 2003, $50.0 million in cumulative 7.0% Trust Preferred Securities were issued through a newly formed special purpose trust, SVB Capital II.  The company received $51.5 million in proceeds from the issuance of 7.0% Junior Subordinated debentures to SVB Capital II. A portion of the net proceeds were used to redeem the existing $40.0 million of 8.25% Trust Preferred Securities.

SILICON VALLEY BANCSHARES AND SUBSIDIARIES

CREDIT QUALITY

(Dollars in thousands)	March 31, 2004	December 31, 2003	March 31, 2003
Nonperforming Loans:
Nonaccrual Loans	$13,968	$12,350	$19,124
Total Nonperforming Loans (1)	$13,968	$12,350	$19,124

Nonperforming Loans as a Percentage of Total Gross Loans	0.7%	0.6%	0.9%
Nonperforming Loans as a Percentage of Total Assets	0.3%	0.3%	0.5%

Allowance for Loan Losses	$63,300	$64,500	$70,000
As a Percentage of Total Gross Loans	3.2%	3.2%	3.4%
As a Percentage of Nonperforming Loans	453.2%	522.3%	366.0%

(1)                                  Nonperforming loans equaled nonperfoming assets for each respective period.